Exhibit No. 21

                            Belport Capital Fund LLC
                                  Subsidiaries



Name                                           Jurisdiction of Incorporation
----                                           -----------------------------

Belport Realty Corporation                                 Delaware
Bel Multifamily Property Trust                             Maryland
Monadnock Property Trust, LLC                              Delaware